SPECIAL CUSTODY AND PLEDGE AGREEMENT

(Short Sales)

AGREEMENT, (hereinafter "Agreement") dated as of August 11, 2010 among DUNHAM FUNDS ON BEHALF OF DUNHAM MONTHLY DISTRIBUTION FUND ("Customer"), GOLDMAN, SACHS & CO., a New York limited partnership ("Broker"), WESTCHESTER CAPITAL MANAGEMENT, INC. ("Manager") and U.S. BANK NATIONAL ASSOCIATION as Custodian hereunder ("Custodian").

WHEREAS, Broker is a member of several national securities exchanges; and

WHEREAS, Customer has opened a margin account (the "Margin Account") with Broker in which Customer may effect Short Sales and for that purpose has executed an agreement with Broker (the "Margin Agreement"); and

WHEREAS, Customer has appointed Manager as an investment advisor and manager over certain of its assets with authority to effect Short Sales and to act on Customer's behalf in connection with the pledge of assets to Broker to secure performance of Customer's obligations with respect to Short Sales effected for Customer's account with Broker; and

WHEREAS, Broker is required to comply with applicable laws and regulations requiring the margining of Short Sales, including the margin regulations of the Board of Governors of the Federal Reserve System and of any relevant securities exchanges and other self-regulatory associations (the "Margin Rules") and Broker's internal policies; and

WHEREAS, to facilitate Short Sales hereunder, Customer and Broker desire to establish procedures for compliance with the Margin Rules; and

WHEREAS, Custodian is prepared to assist Customer, Manager and Broker in complying with the Margin Rules by acting as custodian for Collateral pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, be it agreed as follows:

(1)

As used herein, capitalized terms shall have the following meanings unless otherwise defined herein:

"Adequate Performance Assurance" shall mean such Collateral placed in the Special Custody Account as is adequate under the Margin Rules and Broker's internal policies in effect from time to time.

"Advice from Broker" means a notice sent by an authorized representative of Broker delivered to Customer, Manager or Custodian, as applicable hereunder, communicated: (i) in writing; (ii) by a facsimile- sending device; or (iii) in the case of a call for additional Collateral, or a notice referred to in paragraph 7 hereof, by telephone to a person designated by Customer, Manager or Custodian in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of Customer, Manager or Custodian.

"Business Day" means a day on which Custodian and Broker are open for business.

"Collateral" means U.S. cash, U.S. Government securities or other U.S. margin-eligible securities acceptable to Broker which are pledged to Broker as provided herein.

"Insolvency" means that: (i) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (the "Bankruptcy Law") of any jurisdiction adjudicating Customer insolvent; or (ii) Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (iii) any such petition or application has been filed, or any such proceedings commenced, against Customer and Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States or any other jurisdiction, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, Judgment or decree remains unstayed and in effect for more than 30 days.

"Instructions from Customer" means a request, direction or certification in writing signed in the name of Customer by a person authorized by Customer (including Manager) and delivered to Custodian or transmitted to it by a facsimile-sending device, except that instructions to pledge initial or additional Collateral may be given by telephone and thereafter confirmed in a writing signed in the name of Customer by a person authorized in writing by Customer (including Manager). An officer from Customer will certify to Custodian the names and signatures of those persons authorized to give such instructions from Customer, which certification may be amended from time to time and is attached hereto as Exhibit A.

"Short Sales" shall mean the sale by Customer of securities which Customer does not own, and which is consummated by the delivery of securities borrowed from or through the facilities of Broker, in accordance with the applicable provisions of the Margin Rules, particularly Sections 220.10 and 220.12 of Regulation T of the Board of Governors of the Federal Reserve System.

(2)

(a)

Custodian, in its capacity as a securities intermediary as defined in Article 8 of the Uniform Commercial Code as in effect from time to time in the State of New York ("UCC") to the extent the same may be applicable, or in applicable federal law or regulations, shall open a separate account on its books entitled "Special Custody Account for Goldman, Sachs & Co, as Pledgee of Dunham Funds on behalf of Dunham Monthly Distribution Fund" (the "Special Custody Account") and shall hold therein for Broker as pledgee upon the terms of this Agreement all Collateral and all monies or other property paid or distributed with respect thereto. Customer authorizes Custodian to maintain the Special-Custody Account in accordance with this Agreement. The Custodian hereby agrees that any property, other than cash Collateral, held in the Special Custody Account shall be treated as a "financial asset" for purposes of Article 8 of the UCC to the extent the same may be applicable. Custodian shall elect to hold cash Collateral either as (i) a "financial asset" under Article 8 of the UCC in its capacity as a securities intermediary, or (ii) as a deposit in its capacity as a "bank" as such term is used in Section 9·102(a)(8) of the UCC. Manager agrees to instruct Custodian through instructions from Customer as to the cash and specific securities which Custodian is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account.

(b)

Customer agrees to provide and at all times maintain Adequate Performance Assurance in the Special Custody Account pursuant to the terms and conditions of the Margin Agreement.

(c)

Customer, Broker and Custodian agree that Collateral will be held for Broker in the Special Custody Account by Custodian as agent of Broker, that Custodian will take such actions with respect to any Collateral (including without limitation the delivery thereof) as Broker shall direct in an Advice from Broker or other entitlement order (as defined in Article 8 of the UCC) and that in no event shall any consent of Customer be required for the taking of any such action by Custodian.

(d)

Customer hereby grants to Broker a continuing first priority security interest in, lien on and right to set off with respect to: (i) in the Collateral and any proceeds thereof; (ii) all other property in the Margin Account and the Special Custody Account; and (iii) all property in its accounts (including the Margin Account) with Broker and the Special Custody Account, to secure Customer's obligations, including any obligations to Broker hereunder and under the Margin Agreement. Customer herby grants Broker control over the Special Custody Account and the Collateral and irrevocably instructs Custodian to accept and comply with any Advice from Broker or other entitlement orders (as defined in the UCC) from Broker with respect to the Collateral. Custodian accepts such instruction and agrees that it will (i) comply with any Advice from Broker or other entitlement orders originated by Broker concerning the Special Custody Account and any of the Collateral without further consent by Customer and (ii) upon Notice from Broker that a Customer Default has occurred, will not comply with entitlement orders from Customer with respect to the Special Custody Account or the Collateral without the consent of Broker. Custodian shall have no responsibility for the validity or enforceability of such security interest.

(3)

Custodian will confirm in writing to Broker, Manager and Customer, within one Business Day, all pledges, releases or substitutions of Collateral and will supply Broker, Manager and Customer with a monthly statement of Collateral in the Special Custody Account and transactions in the Special Custody Account during the preceding month. Custodian will also advise Broker, Manager or Customer upon request, at any time, of the kind and amount of Collateral pledged to Broker and held in the Special Custody Account.

(4)

Custodian agrees to release Collateral to Customer from the pledge hereunder only upon receipt of an Advice from Broker. Broker agrees, upon request of Manager, to provide such an Advice from Broker with respect to Collateral selected by Manager: (i) if said Collateral represents an excess in value of the Collateral necessary to constitute Adequate Performance Assurance at that time; (ii) against receipt in the Special Custody Account of substitute Collateral having a value at least equal (with any remaining Collateral) to Adequate Performance Assurance; or (iii) upon termination of Customer's accounts with Broker including the Margin Account (if any) and settlement in full of all transactions therein and any amounts owed to Broker with respect thereto and the discharge of all obligations to Broker. It is understood that Broker will be responsible for determining whether the Collateral constitutes Adequate Performance Assurance; Custodian at no time has any responsibility for determining whether the value of Collateral is equal in value to Adequate Performance Assurance.  Customer hereby agrees to hold Custodian and its nominees harmless from any liability as holder of record of Collateral except for any liability for loss or damage arising out of Custodian's negligence or willful misconduct.

(5)

Customer represents and warrants to Broker that securities pledged to Broker shall be in good deliverable form (or Custodian shall have the unrestricted power to put such securities into good deliverable form), and that Collateral will not be subject to any liens or encumbrances other than the security interest in favor of Broker contemplated by this Agreement.

(6)

Collateral shall at all times remain the property of Customer subject only to the interest and rights therein of Broker as the pledgee and secured party thereof, Custodian represents that Collateral is not subject to any other lien, charge, security interest, right of setoff or other right or claim of Custodian or any person claiming through Custodian, and Custodian hereby waives any right, charge, security interest, lien or right of set off of any kind which it may have or acquire with respect to Collateral. Custodian shall use its best efforts to notify Broker, Manager and Customer as soon as possible if Custodian receives any notice of levy, lien, court order or other process purporting to affect the Collateral.

(7)

The occurrence of any of the following constitutes a Customer Default hereunder:

(a)

failure by Customer to perform any obligation hereunder or under the Margin Agreement including, without limitation, its obligation to maintain Adequate Performance Assurance and its obligation, upon receiving notice from Broker that it can no longer protect Customer's Short Sale, to make timely delivery to Broker in accordance with applicable laws, rules and regulations, of securities identical to the securities sold short;

(b)

a Close-Out Event, as defined in the Margin Agreement; or

(c)

Customer's insolvency.

Broker will promptly notify Customer and Manager in an Advice from Broker of such Customer Default. Broker may thereupon take any action permitted pursuant to the Margin Agreement, including without limitation the conversion of any convertible securities or exercise of Customer's rights in warrants (if any) held in the Margin Account and the Special Custody Account, the buy-in of any securities of which the Margin Account may be short, and the sale of any or all property or securities in the Margin Account and the Special Custody Account to the extent necessary to satisfy Customer's obligations to Broker. Upon Advice from Broker to Custodian of a Customer Default, Custodian is hereby directed to deal, immediately upon such notification, with Broker as if Broker were the sole and absolute owner of the Special Custody Account and the Collateral and follow any Advice from Broker with respect to the Special Custody Account and the Collateral without further consent of Customer. Such Advice from Broker shall instruct Custodian either: (i) to transfer to Broker such specified Collateral as in Broker's sale judgment is necessary for the protection of Broker's interest under this Agreement; or (ii) to sell as agent for Broker (and not as Broker or otherwise) such specified Collateral as in Broker's sole judgment is necessary for the protection of Broker's interest under this Agreement. Any sale of Collateral made hereunder shall be made in accordance with the provisions of the UCC in the principal market for the securities or, if such principal market is closed, such sale shall be made in a manner commercially reasonable for such Collateral. Customer shall be liable to Broker for any deficiency which may exist after the exercise by Broker of its rights and remedies as aforesaid. Any surplus resulting from the sale of Collateral shall be transmitted to Custodian. Broker shall notify Customer and Manager of any sale of Collateral and any deficiency remaining thereafter in an Advice from Broker.

(8)

Broker hereby covenants, for the benefit of Customer only, that Broker will not instruct Custodian to deliver Collateral free of payment with respect to any sale of Collateral pursuant to paragraph 7 until after the occurrence of the events and the expiration of the time periods set forth in paragraph 7. The foregoing covenant and the provisions of paragraph 7 shall in no way constitute a limitation on Broker's right at any time to instruct Custodian pursuant to an Advice from Broker or other entitlement order and Custodian's obligation to act upon such instructions. Custodian shall not be required to make any determination as to whether such delivery is made in accordance with any provisions of this Agreement or any other agreement between Broker and Customer. Custodian will, however, provide prompt telephone notice to an officer of Customer of receipt by Custodian of an Advice from Broker to deliver Collateral.

(9)

It is understood that all determinations and directions for Short Sales for the account of Customer pursuant to the terms of this Agreement and the Margin Agreement shall be made by Manager. Customer is not relying upon Broker to make recommendations with respect thereto.

(10)

(a)

Custodian's duties and responsibilities are set forth in this Agreement. Custodian shall act only upon receipt of an Advice from Broker regarding release of Collateral. Custodian shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence or willful misconduct and may rely and shall be protected in acting upon any Advice from Broker or, with respect to the identification of new collateral not in substitution of other Collateral, instructions from Customer whom it believes to be genuine and authorized. As between Customer and Custodian, the terms of any custodian agreement between Customer and Custodian shall apply with respect to any losses or liabilities of such parties arising out of matters covered by this Agreement. Notwithstanding and without limiting Broker's indemnification responsibilities set forth herein, Customer shall indemnify, defend and hold harmless Custodian with regard to any loss, liability and expense of Custodian (including reasonable counsel fees), arising out of matters covered by this Agreement, except to the extent such loss, liability or expense is the result of Custodian's own negligence, omission or willful misconduct.  In matters concerning or relating to this Agreement, Custodian shall not be responsible for compliance with any statute, regulation or other law regarding the establishment or maintenance of margin credit, including, but not limited to, applicable Margin Rules, or any federal statutes, rules or regulations, other than those governing custodial activities of a national bank generally. Custodian shall not be liable for the acts or omissions of any of the other parties to this Agreement and, without limiting any other indemnification responsibility herein, each of Customer and Manager, with respect to its own acts and omissions, shall indemnify, defend and hold harmless Custodian with regard to any loss, liability and expense of Custodian (including reasonable counsel fees) imposed on or incurred by Custodian arising out of or relating to any such acts or omissions, except to the extent such loss, liability or expense is the result of Custodian’s own negligence, omission or willful misconduct. Custodian shall indemnify, defend and hold harmless Customer with regard to damage to, or loss or other diminution in value of, the Collateral arising from any act or omission of the Custodian, including, without limitation, any act or omission constituting negligence or malfeasance on the part of the Custodian or resulting from the insolvency of the Custodian. Custodian may hold the securities in the Special Custody Account in bearer, nominee, book-entry, or other form and in any depository or clearing corporation (including omnibus accounts), with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Special Custody Account shall be identified on Custodian's records as subject to this Agreement and shall be in a form that permits transfer at the direction of Broker without additional authorization or consent of Customer. Neither Broker nor Custodian shall be responsible or liable for any losses caused directly or indirectly by suspension of trading, nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; enactment, promulgation, imposition or enforcement by any governmental authority of currency restrictions, exchange controls, levies or other charges affecting the property in the Special Custody Account; acts of war, civil disturbances, strikes, terrorism, insurrection, revolution, natural calamities, labor or material shortages or government restrictions; delays in mail, delays or inaccuracies in the transmission of orders or information; governmental, exchange or self-regulatory organization laws, rules or actions; acts of God; or any other causes beyond the control of such party or its agents. Neither Broker nor Custodian shall be liable for any indirect, incidental, special, punitive or consequential damage, economic loss or lost profits, even if advised of the possibility or likelihood thereof. This paragraph 10 shall survive the termination of this Agreement.

(b)

As between Customer and Broker, Customer shall bear all risk of damage to, or loss or other diminution in value of, the Collateral arising from any act or omission of the Custodian (including, without limitation, any act or omission constituting negligence or malfeasance on the part of the Custodian or resulting from the insolvency of the Custodian), except that Broker shall bear such risk to the extent that the relevant act or omission of the Custodian was taken or omitted in accordance with an Advice from Broker in violation of this Agreement, the Margin Agreement or its obligations as a secured party under applicable law.

(11)

All charges for Custodian's services under this Agreement shall be paid by Customer.

(12)

Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker hereunder for Customer's account at Customer's direction or otherwise, or any act or omission of the Custodian, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own gross negligence, recklessness, willful misconduct or bad faith.

(13)

No modification or amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of Broker, Customer, Manager and Custodian.

(14)

Written communications hereunder, other than an Advice from Broker, shall be sent by facsimile-sending device or telegraphed when required herein, hand delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, in any such case addressed:

(a)

if to Custodian, to:

U.S. Bank National Association

1555 N. Rivercenter Dr.

MK-WI-S302

Milwaukee, WI 53212

Attention: Tom Fuller

Fax No.: 866-350-5066

Phone No.: 414-905-6118

(b)

If to Customer, to:

Dunham Monthly Distribution Fund

10251 Vista Sorrento Parkway, Suite 200

San Diego, CA 92121

Attention: Tamara Wendoll

Fax No.:

Phone No.: 858·964·0500 ex 20

(c)

If to Broker, to:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Client Services Dept.

Fax No.: 212-902-4852

Phone No.: 212·902·7899

Copies of Custodian's confirmations, statements and advices issued pursuant to Paragraph 3 (in addition to being sent to Goldman, Sachs & Co. as per above) should be sent to:

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention:

Fax No.:

Phone No.:

(d)

If to Manager, to:

Westchester Capital Management, Inc.

100 Summit Lake Dr.

Valhalla, NY 10595

Attention:

Fax No.:

Phone No.:

(15)

Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any Collateral pledged to Broker at the time of such notice shall not be affected by such termination until the release of such pledge pursuant to the terms of the Margin Agreement and any applicable Margin Rules. In the event that the Custodian Agreement is to be assigned or terminated, this agreement shall be terminated following thirty (30) days prior notice to the other parties hereto. Upon termination of this Agreement by any party, any collateral that has not been released by Broker shall be transferred to a successor custodian or bank designated by Customer and acceptable to Broker.

(16)

Nothing in this Agreement prohibits Broker, Customer or Custodian from entering into similar agreements with others in order to facilitate option contract transactions.

(17)

Arbitration between Customer and Broker.

(a)

Arbitration is final and binding on Customer and Broker.

(b)

Customer and Broker are waiving their right to seek remedies in court, including the right to a jury trial for issues related to this Agreement.

(c)

Pre-arbitration discovery is generally more limited than and different from court proceedings.

(d)

The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

(e)

The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

Any controversy between Broker (and any of Broker’s affiliates also involved in such controversy) or any of its or their partners, officers, managing directors, directors or employees on the one hand, and Customer or Customer's agents on the other hand, arising out of or relating to this Agreement, the transactions contemplated hereby or the accounts established hereunder, shall be settled by arbitration. The arbitration will be conducted, at Customer’s election, in accordance with the rules then in effect of anyone of the securities exchange of which Broker is a member, or The Financial Industry Regulatory Authority, or if Broker and Customer agree, the American Arbitration Association.  If Customer does not make such election by registered mall addressed to Broker, in accordance with paragraph 14 herein, within ten (10) business days after receipt of notification from Broker requesting such election, then Customer authorizes Broker to make such election on behalf of Customer. The award of the arbitrators shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

(18)

If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. Tile validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such valid or unenforceable provision or condition were not contained herein.

(19)

All references herein to times of day shall mean the time in New York, New York, U.S.A.

(20)

This Agreement and its enforcement (including, without limitation, the establishment and maintenance of the Special Custody Account and all interests, duties and obligations related thereto) shall be governed by the laws of The State of New York, this Agreement shall be binding on the parties and any successor organizations thereof irrespective of any change or changes in personnel thereof.

(21)

This Agreement may be executed in one or more counterparts, all of which shall constitute but one and the same instrument.

This Agreement contains a pre-dispute arbitration clause in paragraph 17.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date and year first written above.

DUNHAM FUNDS ON BEHALF OF DUNHAM MONTHLY DISTRIBUTION FUND:

By:

/s/

Title:  Asst. Secretary

GOLDMAN, SACHS & CO.:

By:

/s/

Title: Managing Director

Marc Rothernberg

U.S. BANK NATIONAL ASSOCIATION:

By:

/s/

Title:  Michael R. McVoy, Vice Pres.

WESTCHESTER CAPITAL MANAGEMENT, INC.:

By:

/s/

Title:    Bruce Rubin, Chief Operating Officer

Exhibit A

Authorised Persons

Set forth below are the names and specimen signatures of the persons authorized to give “Instructions from Customer”.

Authorized Persons from Customer:

Authorized Persons

Specimen Signatures

President:

Secretary:

Currently on file with U.S. Bank, NA 8/11/10

Treasurer:

Vice-President:

Others:

Authorized Persons from Manager:

Authorized Persons

Specimen Signatures

President: Frederick W. Green

/s/

Secretary: Jane Perl

/s/

Treasurer: Bonnie L. Smith

/s/

Vice-President: Bonnie L. Smith

/s/

Representatives of Goldman, Sachs & Co. to give "Advice from Broker"

(attach copy of authorized people and signatures)